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Exhibit 5.1

August 12, 2003	MAYER BROWN ROWE & MAW
190 SOUTH LA SALLE STREET CHICAGO, ILLINOIS 60603-3441
MAIN TEL (312) 782-0600 MAIN FAX (312) 701-7711 www.mayerbrownrowe.com

WFN Credit Company, LLC
220 West Schrock Road
Westerville, Ohio 43801

World Financial Network Credit Card Master Trust
800 Techcenter Drive
Gahanna, Ohio 43230

World Financial Network Credit Card Master Note Trust
800 Techcenter Drive
Gahanna, Ohio 43230

  Re:
  World Financial Network Credit Card Master Note Trust, Series 2003-A
  Registration Statement on Form S-3

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 (Registration Nos. 333-60418 and 333-60418-01) of WFN Credit Company, LLC ("WFN"), together with the exhibits thereto (as amended, the "Registration Statement"), registering notes representing debt of the World Financial Network Credit Card Master Note Trust (the "Trust"), and the related Prospectus, dated August 8, 2003 (the "Base Prospectus"), and Prospectus Supplement, dated August 8, 2003 (the "Prospectus Supplement," and together with the Base Prospectus, the "Prospectus"), filed by WFN with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the issuance of $368,000,000 Class A-2 Asset Backed Notes, Series 2003-A (the "Class A-2 Notes"), $51,000,000 Class B Asset Backed Notes, Series 2003-A (the "Class B Notes") and $41,000,000 Class C-2 Asset Backed Notes, Series 2003-A (the "Class C-2 Notes," and together with the Class A-2 Notes and the Class B Notes, the "Offered Notes"). The Offered Notes will be issued pursuant to the Master Indenture, dated as of August 1, 2001 and as heretofore amended (the "Master Indenture"), as supplemented by an Indenture Supplement, dated as of June 19, 2003 (the "Indenture Supplement") and the Issuance Supplement thereto, dated as of August 14, 2003 (the "Issuance Supplement" and together with the Master Indenture and the Indenture Supplement, the "Indenture"), each between the Trust and BNY Midwest Trust Company, as the indenture trustee (the "Indenture Trustee"). Copies of the form of Master Indenture and the Indenture Supplement are included as Exhibits 4.1 and 4.2 to the Registration Statement, and the specific terms of the Indenture are summarized in the Prospectus. We are familiar with the proceedings taken by WFN as transferor in connection with the authorization of the issuance and sale of the Offered Notes, and have examined such documents and such questions of law and fact as we have deemed necessary in order to express the opinion hereinafter stated.

Brussels Charlotte Chicago Cologne Frankfurt Houston London Los Angeles Manchester New York Palo Alto Paris Washington D.C.

Independent Mexico City Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.

August 12, 2003

        We are opining herein as to the effect on the subject transactions of only United States federal law and the laws of the State of New York, and we express no opinion with respect to the applicability thereto or the effect thereon of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

        Based on the foregoing, we are of the opinion, as of the date hereof, that the Offered Notes, upon issuance and sale thereof in the manner described in the Prospectus and as provided in the Indenture, will be validly issued, fully paid and nonassessable, and enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as the same may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, and (ii) general principles of equity (whether enforcement is considered in a proceeding at law or in equity) and by the discretion of the court before which any proceeding therefor may be brought.

        In rendering our opinion, we have assumed that, upon or prior to the issuance and sale of the Offered Notes, (i) the Issuance Supplement will be duly authorized, executed and delivered by the parties thereto, (ii) all documents required to be executed and delivered in connection with the issuance and sale of the Offered Notes will be so executed and delivered by properly authorized persons, and (iii) the purchase price for the Offered Notes will be paid to WFN by the various underwriters named in the Prospectus.

        We hereby consent to the filing of this opinion as part of WFN's Current Report on Form 8-K, dated August 12, 2003.

Very truly yours,
/s/ MAYER, BROWN, ROWE & MAW LLP Mayer, Brown, Rowe & Maw LLP

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  Exhibit 5.1